EXHIBIT 99.1

News Release

CBOE HOLDINGS REPORTS RESULTS FOR SECOND-QUARTER 2015

Second-Quarter 2015 Financial Highlights

-- Operating Revenue Increases 3 Percent to $148.7 Million
-- GAAP Net Income Allocated to Common Stockholders Increases 5 Percent to $44.6 Million; Diluted EPS of $0.54, Up 8 Percent
-- GAAP Operating Margin of 49.3 Percent Compared With 48.4 Percent, Up 90 Basis Points
CHICAGO, July 31, 2015 - CBOE Holdings, Inc. (NASDAQ: CBOE) today reported net income allocated to common stockholders of $44.6 million, or $0.54 per diluted share, for the second quarter of 2015, compared with $42.6 million, or $0.50 per diluted share, in the second quarter of 2014. Operating revenue for the quarter was $148.7 million, up 3 percent compared with $143.9 million in the second quarter of 2014.
There were no non-GAAP adjustments for the second quarter of 2015 or 2014.
"CBOE Holdings posted solid results for the quarter just ended. I am pleased to add that our unwavering focus on executing our strategic initiatives throughout the quarter positioned the company for ongoing growth. We continued to uniquely ‘create, collaborate and connect’ with the marketplace to efficiently and cost effectively expand our business, most recently with the trading of Weeklys on the CBOE Volatility Index® (VIX® Index) and our collaboration with the Singapore Exchange (SGX) to launch The CBOE Options Institute at SGX,” said Edward T. Tilly, CBOE Holdings' Chief Executive Officer. “We are confident that the significant progress made in and since the second quarter will enable us to continue to deliver sustainable long-term value to our customers and our shareholders."
"CBOE delivered solid earnings in the second quarter despite a continuation of an industrywide low-volume trading environment, reflecting our disciplined approach to cost management.  As the trading environment improved toward the end of the quarter and volume accelerated, CBOE was well positioned to benefit, most notably in our highest-margin, proprietary products,” said Alan J. Dean, CBOE Holdings' Executive Vice President and Chief Financial Officer. "We are pleased that our ability to consistently deliver strong cash flow allows us to continue to return excess cash to our shareholders, which includes growing dividends.  As we have done every year since 2010, earlier this week our Board increased CBOE's quarterly cash dividend by 10 percent, taking our dividend to $0.23 from $0.21."

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Key Statistics and Financial Highlights
The table below highlights CBOE Holdings' operating results on a GAAP basis and an adjusted basis for the comparative quarters and six-month periods ended June 30, 2015 and 2014. Financial results presented on an adjusted basis provide supplemental information to facilitate period-over-period comparisons by adjusting for certain items that management believes are not indicative of the company's core operating performance.

(in millions, except per share, revenue per contract and trading days)	2Q 2015	2Q 2014	Y/Y Change		YTD 2015	YTD 2014	Y/Y Change
Key Statistics:
Total Trading Days	63	63			124	124
Average Daily Volume (options and futures)	4.38	4.83	(9%)		4.57	5.22	(12%)
Total Trading Volume (options and futures)	275.9	304.4	(9%)		566.6	647.2	(12%)
Average Revenue Per Contract	$0.368	$0.322	14%		$0.354	$0.326	9%
GAAP Financial Highlights:
Total Operating Revenues	$148.7	$143.9	3%		$291.5	$301.8	(3%)
Total Operating Expenses	75.3	74.2	2%		148.6	150.1	(1%)
Operating Income	73.4	69.7	5%		142.9	151.7	(6%)
Operating Margin %	49.3%	48.4%	90	bps	49.0%	50.3%	(130	) bps
Net Income	$44.8	$43.0	4%		$87.1	$92.0	(5%)
Net Income Allocated to Common Stockholders	$44.6	$42.6	5%		$86.7	$91.1	(5%)
Diluted EPS	$0.54	$0.50	8%		$1.04	$1.06	(2%)
Weighted Average Shares Outstanding	83.3	85.8	(3%)		83.6	86.1	(3%)
Adjusted Financial Highlights (1)
Total Operating Expenses	$75.3	$74.2	2%		$148.6	$147.5	1%
Operating Income	73.4	69.7	5%		142.9	154.3	(7%)
Operating Margin %	49.3%	48.4%	90	bps	49.0%	51.1%	(210	) bps
Net Income	$44.8	$43.0	4%		$87.5	$93.5	(6%)
Net Income Allocated to Common Stockholders	$44.6	$42.6	5%		$87.1	$92.6	(6%)
Diluted EPS	$0.54	$0.50	8%		$1.04	$1.08	(4%)
(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2015 and 2014 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.
Revenues
Operating revenue was $148.7 million in the second quarter of 2015, up $4.8 million, or 3 percent, from $143.9 million in the second quarter of 2014. This increase primarily reflects an increase of $3.7 million in transaction fees and $3.8 million in other revenue, offset somewhat by a decrease of $1.4 million in access fees and $1.1 million in regulatory fees. The increase in other revenue reflects higher regulatory fines assessed to trading permit holders resulting from disciplinary actions. Regulatory fines are only used to offset regulatory expenses.
Transaction fees increased 4 percent in the quarter, driven by a 14 percent increase in the average revenue per contract (RPC), partially offset by a 9 percent decrease in trading volume compared with the second quarter of 2014. Total trading volume in the second quarter was 275.9 million contracts, or 4.38 million contracts per day, compared with volume of 304.4 million contracts, or 4.83 million contracts per day, in last year's second quarter. The RPC was $0.368 compared with $0.322 in the second quarter of 2014.
The increase in RPC primarily reflects a shift in the mix of products traded as well as RPC gains across each product category resulting from fee adjustments and lower volume discounts and incentives. The RPC on index options and futures contracts increased by 4 percent and 7 percent, respectively. With respect to the shift in the volume mix, the highest RPC product categories, index options and futures contracts, accounted for a higher percent of trading volume at 37.2 percent in the second quarter of 2015 compared with 33.9 percent in the second quarter of 2014.

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The average revenue per contract represents total transaction fee revenue divided by total reported trading volume for Chicago Board Options Exchange® (CBOE®), C2 Options ExchangeSM (C2SM) and CBOE Futures ExchangeSM (CFE®).
Operating Expenses
Total operating expenses were $75.3 million for the second quarter of 2015, up $1.1 million or 2 percent, compared with $74.2 million for the same period in 2014. Operating expenses for the quarter reflect the net impact of higher costs for professional fees and outside services, royalty fees and depreciation and amortization and lower costs for compensation and benefits. There were no adjustments to operating expenses in the second quarter of 2015 or 2014.
The company's core operating expenses, which include total operating expenses less volume-based expenses, depreciation and amortization, accelerated stock-based compensation expense and unusual or one-time expenses, were $46.7 million for the second quarter of 2015, down $1.8 million, or 4 percent, compared with last year's second quarter. The decrease in core operating expenses primarily reflects a decrease of $6.2 million in compensation and benefits offset somewhat by an increase of $4.7 million in professional fees and outside services. The decline in compensation and benefits largely reflects lower expenses related to salaries, stock-based compensation and incentive compensation. The increase in professional fees and outside services, as well as the decrease in salaries, is primarily attributed to the company's outsourcing of certain regulatory services to FINRA, which occurred in December of 2014.
Volume-based expenses, which include royalty fees and order-routing fees, were $17.4 million in the second quarter of 2015, an increase of $1.6 million or 10 percent, compared with the same period last year. This increase includes higher royalty fees of $2.1 million, partially offset by lower order-routing fees of $0.5 million. The increase in royalty fees was primarily due to a shift in the mix of licensed products traded, which resulted in an increase in the average royalty rate per licensed contract.
Operating Margin
The company's operating margin increased by 90 basis points to 49.3 percent for the second quarter of 2015 compared with 48.4 percent for the second quarter of 2014. The margin increase was due to leverage gained from a higher revenue base.
Effective Tax Rate
The company reported an effective tax rate of 39.1 percent for the current quarter compared with 38.1 percent in last year's second quarter. Year to date, the company's effective tax rate is 39.0 percent, in line with its guidance range for the full-year 2015 of 38.5 percent to 39.5 percent.
Operational Highlights and Recent Developments

•
On July 30, the company announced that it is collaborating with the Singapore Exchange (SGX) to launch the first outpost of the world-renowned CBOE Options Institute. The new CBOE Options Institute at SGX is expected to open in the fourth quarter of this year.

•	On July 23, the company listed futures with weekly expirations on the CBOE Volatility Index® (VIX® Index). VIX Weeklys options at CBOE are expected to launch on October 8, 2015.

•
On June 2, the company announced plans to acquire the market data services and trading analytics platforms of Livevol, Inc., a leading provider of equity and index options technology and market data services to professional and retail traders. The close of the deal is pending as the companies work to finalize details.

•
On May 20, CBOE announced that it has entered into an agreement with Eurekahedge, a hedge-fund research and data collection company, to collaborate on the development of a series of new benchmark indexes that will measure the performance of hedge funds that use volatility-based investment strategies.

•	On April 21, CBOE launched options on the MSCI Emerging Markets (MXEF) and MSCI EAFE (MXEA) Indexes.

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2015 Fiscal Year Financial Guidance
The company reaffirmed its guidance for the 2015 fiscal year as follows:

•	Core expenses for the 2015 fiscal year are expected to be in the range of $190.0 million to $194.0 million.

•	Continuing stock-based compensation expense included in core expenses is expected to be approximately $12.0 million for the full year.

•	Capital expenditures are expected to be in the range of $37.0 million to $40.0 million.

•	Depreciation and amortization expense is expected to be in the range of $46.0 million to $48.0 million.

•
Effective tax rate for the full-year 2015 is expected to be in the range of 38.5 percent to 39.5 percent. Significant changes in trading volume, expenses, state and local tax rates and other items, including ongoing state and federal tax audits, could materially impact this expectation.

Return of Capital to Stockholders
As announced on July 29, 2015, CBOE Holdings' Board of Directors increased the company's quarterly dividend by 10 percent to $0.23 per share, effective with the third-quarter dividend. The Board also declared a third-quarter dividend payable September 18, 2015, to stockholders of record as of September 4, 2015. This follows the Board's authorization of an additional $100 million for the company's share repurchase program on May 21, 2015.
During the second quarter of 2015, the company repurchased 819,556 shares of its common stock under its share repurchase program at an average price of $57.61 per share, for an aggregate purchase price of $47.2 million. Year to date, the company repurchased 1,330,507 shares at an average price of $59.10 per share, for an aggregate purchase price of $78.6 million.
Since the inception of its share repurchase program in 2011 through June 30, 2015, the company has repurchased 9,185,577 shares of its common stock at an average price of $42.35 per share, for a total of $389.0 million.
As of June 30, 2015, the company had approximately $111.0 million of availability remaining under its existing share repurchase authorizations.
Earnings Conference Call
Executives of CBOE Holdings will host a conference call to review its second-quarter financial results today, July 31, 2015, at 8:30 a.m. ET/7:30 a.m. CT. The conference call and any accompanying slides will be publicly available via live webcast from the Investor Relations section of the company's website at www.cboe.com under Events & Presentations. Participants may also listen via telephone by dialing (866) 807-9684 from the United States, (866) 450-4696 from Canada or (412) 317-5415 for international callers. Telephone participants should place calls 10 minutes prior to the start of the call. The webcast will be archived on the company's website for replay. A telephone replay of the earnings call also will be available from approximately 11:00 a.m. CT, July 31, 2015, through 11:00 p.m. CT, August 7, 2015, by calling (877) 344-7529 from the U.S., (855) 669-9658 from Canada or (412) 317-0088 for international callers, using replay code 10067317.

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About CBOE Holdings
CBOE Holdings, Inc. (NASDAQ: CBOE) is the holding company for Chicago Board Options Exchange (CBOE), CBOE Futures Exchange (CFE) and other subsidiaries. CBOE, the largest U.S. options exchange and creator of listed options, continues to set the bar for options and volatility trading through product innovation, trading technology and investor education. CBOE Holdings offers equity, index and ETP options, including proprietary products, such as S&P 500 options (SPX), the most active U.S. index option, and options and futures on the CBOE Volatility Index (the VIX Index). Other products engineered by CBOE include equity options, security index options, Weeklys options, LEAPS options, FLEX options, and benchmark products such as the CBOE S&P 500 BuyWrite Index (BXM). CBOE Holdings is home to the world-renowned Options Institute and www.cboe.com, the go-to place for options and volatility trading resources.

Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those statements that reflect our expectations, assumptions or projections about the future and involve a number of risks and uncertainties. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause actual results to differ materially from that expressed or implied by the forward-looking statements, including: the loss of our right to exclusively list certain index options and futures products; increasing price competition in our industry; compliance with legal and regulatory obligations and obligations under agreements with regulatory agencies; decreases in the amount of trading volumes or a shift in the mix of products traded on our exchanges; our ability to operate our business, monitor and maintain our systems or program them so that they operate correctly, including in response to increases in trading volume and order transaction traffic; the accuracy of our estimates and expectations; legislative or regulatory changes; increasing competition by foreign and domestic entities; our index providers ability to perform under our agreements; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to maintain access fee revenues; our ability to protect our systems and communication networks from security risks, including cyber-attacks; economic, political and market conditions; our ability to attract and retain skilled management and other personnel; our ability to maintain our growth effectively; our dependence on third party service providers; and the ability of our compliance and risk management methods to effectively monitor and manage our risks.
More detailed information about factors that may affect our performance may be found in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2014 and other filings made from time to time with the SEC.
The condensed consolidated statements of income, balance sheets and statements of cash flows are unaudited and subject to reclassification.

CBOE Media Contacts:		Analyst Contact:
Suzanne Cosgrove	Gary Compton	Debbie Koopman
(312) 786-7123	(312) 786-7612	(312) 786-7136
cosgrove@cboe.com	comptong@cboe.com	koopman@cboe.com
CBOE-F

Trademarks:

CBOE®, Chicago Board Options Exchange®, CBOE Volatility Index®, CFE®, Execute Success®, FLEX®, LEAPS® and VIX® are registered trademarks and BuyWriteSM, BXMSM, CBOE Futures ExchangeSM, The Options InstituteSM, and WeeklysSM are service marks of Chicago Board Options Exchange, Incorporated (CBOE).  C2SM and C2 Options ExchangeSM are service marks of C2 Options Exchange, Incorporated (C2). Standard & Poor's®, S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services LLC and have been licensed for use by CBOE, C2 and CFE.

MSCI® and the MSCI index names are service marks of MSCI Inc. or its affiliates and have been licensed for use by the CBOE and CFE. Options contracts on any MSCI index are not sponsored, guaranteed or endorsed by MSCI, its affiliates or any other party involved in, or related to, making or compiling such MSCI index. All other trademarks and service marks are the property of their respective owners.

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CBOE Holdings, Inc.
Selected Quarterly Operating Statistics

Average Daily Volume by Product (in thousands)

	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014
PRODUCT:
Equities	1,530	1,808	1,940	1,852	1,806
Indexes	1,445	1,399	1,759	1,476	1,472
Exchange-traded products	1,221	1,371	1,709	1,426	1,389
Total Options Average Daily Volume	4,196	4,578	5,408	4,754	4,667
Futures	183	187	236	198	166
Total Average Daily Volume	4,379	4,765	5,644	4,952	4,833

Mix of Trading Volume by Product

	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014
PRODUCT:
Equities	34.9%	37.9%	34.4%	37.4%	37.4%
Indexes	33.0%	29.4%	31.1%	29.8%	30.5%
Exchange-traded products	27.9%	28.8%	30.3%	28.8%	28.7%
Futures	4.2%	3.9%	4.2%	4.0%	3.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Average Revenue Per Contract by Product

	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014
Trading Days	63	61	64	64	63
PRODUCT:
Equities	$0.093	$0.077	$0.068	$0.077	$0.079
Indexes	0.697	0.712	0.696	0.680	0.670
Exchange-traded products	0.117	0.118	0.105	0.115	0.111
Total Options Average Revenue Per Contract	0.308	0.284	0.284	0.275	0.275
Futures	1.758	1.705	1.616	1.625	1.639
Total Average Revenue Per Contract	$0.368	$0.340	$0.340	$0.329	$0.322

Transaction Fees by Product (in thousands)

	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014
PRODUCT:
Equities	$8,942	$8,541	$8,429	$9,075	$8,974
Indexes	63,441	60,807	78,359	64,205	62,152
Exchange-traded products	8,966	9,893	11,508	10,451	9,707
Total Options Transaction Fees	$81,349	$79,241	$98,296	$83,731	$80,833
Futures	20,268	19,482	24,435	20,580	17,099
Total Transaction Fees	$101,617	$98,723	$122,731	$104,311	$97,932

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Non-GAAP Information
In addition to disclosing results determined in accordance with GAAP, CBOE Holdings has disclosed certain non-GAAP measures of operating performance. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. The non-GAAP measures provided in this press release include core operating expenses, adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income allocated to common stockholders and adjusted diluted earnings per share.
Management believes that the non-GAAP financial measures presented in this press release, including adjusted net income and core operating expenses, provide useful and comparative information to assess trends in our core operations and a means to evaluate period-to-period comparisons. Non-GAAP financial measures disclosed by management, including adjusted diluted EPS, are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results.
The table below shows core operating expenses, which is the company's operating expenses after excluding (i) volume-based expenses, (ii) depreciation and amortization expense, (iii) accelerated stock-based compensation expense and (iv) other unusual or one-time expenses.

	Three Months Ended June 30,		Six Months Ended June 30,

(in thousands)	2015	2014	2015	2014
Total Operating Expenses	$75,355	$74,226	$148,640	$150,073
Less:
Depreciation and amortization	11,275	9,895	21,677	18,499
Accelerated stock-based compensation expense	—	—	—	2,530
Volume-based expenses:
Royalty fees	16,755	14,707	30,905	30,609
Order routing	627	1,120	1,414	2,246
Core Operating Expenses (non-GAAP):	$46,698	$48,504	$94,644	$96,189
Less: Continuing stock-based compensation expense	3,147	4,457	5,801	8,840
Core Operating Expenses Excluding Continuing Stock-Based Compensation (non-GAAP)	$43,551	$44,047	$88,843	$87,349

Detail of Core Operating Expenses (non-GAAP)
Compensation and benefits	$24,136	$30,306	$49,574	$61,150
Technology support services	4,813	4,783	10,138	9,504
Professional fees and outside services	12,594	7,855	24,544	15,233
Travel and promotional expenses	2,526	2,446	5,027	4,433
Facilities costs	1,293	1,590	2,677	2,903
Other expenses	1,336	1,524	2,684	2,966
Total	$46,698	$48,504	$94,644	$96,189

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The table below shows the reconciliation of each financial measure from GAAP to non-GAAP. The non-GAAP financial measures exclude the impact of those items detailed in the footnotes below and are referred to as adjusted financial measures. In the second quarter of 2015 and 2014, there were no non-GAAP financial measures.

(in thousands, except per share amounts)	Six months ended June 30, 2015				Six months ended June 30, 2014
		Items Impacting Results				Items Impacting Results
	Reported (GAAP)	Operating Expenses[1]	Other Income/(Expense)[2]	After Considering Items (non-GAAP)	Reported (GAAP)	Operating Expenses[3]	After Considering Items (non-GAAP)
Total Operating Revenues	$291,564			$291,564	$301,827		$301,827
Total Operating Expenses	148,640			148,640	150,073	(2,530)	147,543
Operating Income	142,924			142,924	151,754	2,530	154,284
Operating Margin	49.0%			49.0%	50.3%		51.1%
Total Other Income/(Expense)	(15)	246	118	349	(816)		(816)
Income Before Income Taxes	142,909	246	118	143,273	150,938	2,530	153,468
Income Tax Provision	55,804	96	46	55,946	58,933	1,009	59,942
Effective Income Tax Rate	39.0%			39.0%	39.0%		39.1%
Net Income	$87,105	$150	$72	$87,327	$92,005	$1,521	$93,526
Net Income Allocated to Participating Securities	(379)	(1)	(1)	(381)	(879)	(15)	(894)
Net Income Allocated to Common Stockholders	$86,726	$149	$71	$86,946	$91,126	$1,506	$92,632
Diluted Net Income per Share Allocated to Common Stockholders	$1.04	$—	$—	$1.04	$1.06	$0.02	$1.08

NOTES: Amounts may not foot due to rounding.

1)	In the first quarter of 2015, the company recorded an impairment of an advance to an affiliate.

2)	In the first quarter of 2015, the company recorded an impairment for an investment in an affiliate.

3)	In the first quarter of 2014, the company accelerated the vesting of certain stock awards.

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
Six months ended June 30, 2015 and 2014

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2015	2014	2015	2014

Operating Revenues:
Transaction fees	$101,617	$97,932	$200,340	$210,722
Access fees	13,371	14,875	27,057	30,107
Exchange services and other fees	9,736	9,676	19,464	19,168
Market data fees	7,557	7,815	15,569	14,973
Regulatory fees	8,746	9,744	17,128	19,601
Other revenue	7,698	3,900	12,006	7,256
Total Operating Revenues	148,725	143,942	291,564	301,827

Operating Expenses:
Compensation and benefits	24,136	30,306	49,574	63,680
Depreciation and amortization	11,275	9,895	21,677	18,499
Technology support services	4,813	4,783	10,138	9,504
Professional fees and outside services	12,594	7,855	24,544	15,233
Royalty fees	16,755	14,707	30,905	30,609
Order routing	627	1,120	1,414	2,246
Travel and promotional expenses	2,526	2,446	5,027	4,433
Facilities costs	1,293	1,590	2,677	2,903
Other expenses	1,336	1,524	2,684	2,966
Total Operating Expenses	75,355	74,226	148,640	150,073

Operating Income	73,370	69,716	142,924	151,754

Other Income/(Expense):
Investment income	59	12	110	26
Net income (loss) from investment in affiliates	202	(333)	121	(842)
Impairment of advance to affiliate	—	—	(246)	—
Total Other Income/(Expense)	261	(321)	(15)	(816)

Income Before Income Taxes	73,631	69,395	142,909	150,938
Income tax provision	28,786	26,414	55,804	58,933
Net Income	44,845	42,981	87,105	92,005
Net Income Allocated to Participating Securities	(199)	(383)	(379)	(879)
Net Income Allocated to Common Stockholders	$44,646	$42,598	$86,726	$91,126

Net Income Per Share Allocated to Common Stockholders:
Basic	$0.54	$0.50	$1.04	$1.06
Diluted	0.54	0.50	1.04	1.06
Weighted average shares used in computing income per share:
Basic	83,290	85,831	83,621	86,140
Diluted	83,290	85,831	83,621	86,140

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
June 30, 2015 and December 31, 2014

(in thousands, except share amounts)	June 30, 2015	December 31, 2014
Assets
Current Assets:
Cash and cash equivalents	$89,634	$147,927
Accounts receivable - net of allowances	63,387	58,386
Marketing fee receivable	7,646	10,697
Income taxes receivable	23,216	21,503
Other prepaid expenses	10,459	4,622
Other current assets	277	972
Total Current Assets	194,619	244,107

Investments in and Advances to Affiliates	43,407	12,351
Land	4,914	4,914
Total Property and Equipment—Net	62,168	66,856
Total Other Assets—Net	57,001	55,673
Total	$362,109	$383,901

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$52,003	$58,566
Marketing fee payable	8,354	11,236
Deferred revenue and other liabilities	10,940	1,988
Post-retirement benefit obligation - current	48	101
Income tax payable	1,119	1,774
Total Current Liabilities	72,464	73,665

Total Long-term Liabilities	62,628	60,169
Total Liabilities	135,092	133,834

Stockholders’ Equity:
Preferred stock, $0.01 par value: 20,000,000 shares authorized, no shares issued and outstanding at June 30, 2015 or December 31, 2014	—	—
Unrestricted common stock, $0.01 par value: 325,000,000 shares authorized; 92,735,808 issued and 82,900,495 outstanding at June 30, 2015; 92,569,189 issued and 84,114,475 outstanding at December 31, 2014	927	926
Additional paid-in-capital	117,158	110,112
Retained earnings	523,822	472,005
Treasury stock at cost – 9,835,313 shares at June 30, 2015 and 8,454,714 shares at December 31, 2014	(414,038)	(332,287)
Accumulated other comprehensive loss	(852)	(689)
Total Stockholders’ Equity	227,017	250,067

Total	$362,109	$383,901

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
Six months ended June 30, 2015 and 2014

	Six Months Ended June 30,
(in thousands)	2015	2014
Cash Flows from Operating Activities:
Net income	$87,105	$92,005
Adjustments to reconcile net income to net cash flows from operating activities:

Depreciation and amortization	21,677	18,499
Other amortization	36	49
Provision for deferred income taxes	536	(451)
Stock-based compensation	5,801	11,370
Loss on disposition of property	392	533
(Gain)/Loss on investment in affiliate	(239)	842
Impairment of investment in affiliate	118	—
Net change in assets and liabilities	(9,601)	(1,611)
Net Cash Flows provided by Operating Activities	105,825	121,236
Cash Flows from Investing Activities:
Capital and other assets expenditures	(17,636)	(28,326)
Investment in and advances to affiliates	(30,935)	(973)
Other	246	3
Net Cash Flows used in Investing Activities	(48,325)	(29,296)
Cash Flows from Financing Activities:
Payment of quarterly dividends	(35,288)	(31,307)
Payment of special dividend	—	(43,831)
Purchase of unrestricted common stock from employees	(3,119)	(8,291)
Excess tax benefit from stock-based compensation	1,246	3,531
Purchase of unrestricted common stock under announced program	(78,632)	(88,272)
Net Cash Flows used in Financing Activities	(115,793)	(168,170)

Net Decrease in Cash and Cash Equivalents	(58,293)	(76,230)

Cash and Cash Equivalents at Beginning of Period	147,927	221,341
Cash and Cash Equivalents at End of Period	$89,634	$145,111

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$53,860	$53,530
Non-cash activities:
Unpaid liability to acquire equipment and software	$3,841	$2,745

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